Exhibit 21

Entity Name	State of Incorporation

AL California GP, LLC	Delaware
AL California GP-II, LLC	Delaware
AL California GP-III, LLC	Delaware
AL U.S. Development Venture, LLC	Delaware
AL U.S. Pool One, LLC	Delaware
AL U.S. Pool Three, LLC	Delaware
AL U.S. Pool Two, LLC	Delaware
AL U.S./Bonita Senior Housing, L.P.	California
AL U.S./Bonita II Senior Housing, L.P.	California
AL U.S./G.P. Woods II Senior Housing, LLC	Delaware
AL U.S./Huntington Beach Senior Housing, L.P.	California
AL U.S./La Jolla Senior Housing , L.P.	California
AL U.S./La Jolla II Senior Housing, L.P.	California
AL U.S./La Palma Senior Housing, L.P.	California
AL U.S./La Palma II Senior Housing	California
AL U.S./Playa Vista Senior Housing, L.P.	California
AL U.S./Sacramento Senior Housing, L.P.	California
AL U.S./Sacramento II Senior Housing, L.P.	California
AL U.S./San Gabriel Senior Housing, L.P.	California
AL U.S./Seal Beach Senior Housing , L.P.	California
AL U.S./Studio City Senior Housing, L.P.	California
AL U.S./Woodland Hills Senior Housing, L.P.	California
Boulder Assisted Living, L.L.C.	Delaware
Dignity Home Care, Inc.	New York
GCI Malden, L.P.	Delaware
G.P. Woods Assisted Living, LLC	Delaware
Hearthside Operations, Inc.	Delaware
Jefferson Senior Living Condominium Community	Virginia
Karrington Health, Inc.	Ohio
Karrington of Findlay Ltd.	Ohio
Karrington Operating Company, Inc.	Ohio
Kensington Cottages Corporation of America	Minnesota
LandCal Investments SSL, Inc.	California
Master CNLSun Manager I, LLC	Delaware
Master MetSun GP, LLC	Delaware
Master MetSun Three GP, LLC	Delaware
Master MetSun Two GP, LLC	Delaware
NAH/Sunrise Severna Park, LLC	Maryland
Newtown Square Senior Living, LLC	Delaware
PS Assisted Living SarL	Luxembourg
PS Germany Investment (Jersey) LP	Jersey
PS Germany (Jersey) Gen Ptr Ltd	Jersey
SCIC Investments, LLC	Delaware
SCICMM, Inc.	Delaware

Entity Name	State of Incorporation
SCIC, LLC	Vermont
SSL Grosse Pointe Woods Senior Living, LLC	Michigan
SSLMI-MD Realty, LLC	Delaware
SunCo, LLC	Delaware
SunCo II, LLC	Delaware
SunCo II, LLP	United Kingdom
Sunrise Assisted Living Limited Partnership	Virginia
Sunrise Assisted Living Limited Partnership VIII	California
Sunrise Aurora Assisted Living, L.L.C.	Colorado
Sunrise Billerica MA Senior Living, LLC	Delaware
Sunrise Boynton Beach FL Senior Living, LLC	Delaware
Sunrise Burlingame Senior Living, LLC	Delaware
Sunrise Carlisle GP, LLC	Delaware
Sunrise Carlisle, LP	Delaware
Sunrise Carmel Assisted Living, L.L.C.	Indiana
Sunrise Cedar Park SL, LLC	Delaware
Sunrise Chanate Assisted Living, L.P.	California
Sunrise Connecticut Avenue Assisted Living, L.L.C.	Washington, D.C.
Sunrise Continuing Care, LLC	Delaware
Sunrise Development, Inc.	Virginia
Sunrise Fairfax Assisted Living, L.L.C.	Virginia
Sunrise Farmington Hills Assisted Living, L.L.C.	Michigan
Sunrise Floral Vale Senior Living, LLC	Pennsylvania
Sunrise Hamilton Assisted Living, L.L.C.	Ohio
Sunrise Holbrook Assisted Living, LLC	New York
Sunrise Home Help Bagshot II Limited	United Kingdom
Sunrise Home Help Beaconsfield Limited	United Kingdom
Sunrise Home Help Sonning Limited	United Kingdom
Sunrise Houston TX Senior Living, LLC	Texas
Sunrise Investment LLC	Delaware
Sunrise IV of CA, Inc.	California
Sunrise Mezz A, LLC	Delaware
Sunrise Mezz B, LLC	Delaware
Sunrise Mezz C, LLC	Delaware
Sunrise Mezz D, LLC	Delaware
Sunrise Mezz E, LLC	Delaware
Sunrise Monroeville Assisted Living, LLC	Pennsylvania
Sunrise Monterey Senior Living, LP	Delaware
Sunrise Napa Assisted Living Limited Partnership	California
Sunrise North Senior Living LTD	New Brunswick, Canada
Sunrise NY Tenant, LLC	Delaware
Sunrise of Beaconsfield GP Inc.	New Brunswick, Canada
Sunrise of Beaconsfield, LP	Ontario, Canada
Sunrise of Blainville GP Inc.	New Brunswick, Canada
Sunrise of Blainville, LP	Ontario, Canada
Sunrise of Dollard Des Ormeaux GP, Inc.	New Brunswick, Canada

Entity Name	State of Incorporation
Sunrise of Dollard Des Ormeaux, LP	Ontario, Canada
Sunrise of Rowland GP, Inc.	British Columbia, Canada
Sunrise of Rowland, LP	Ontario, Canada
Sunrise Partners LP	Virginia
Sunrise Pasadena CA Senior Living, LLC	California
Sunrise Pleasanton GP, LLC	Delaware
Sunrise Pleasanton Senior Living, LP	Delaware
Sunrise Properties Germany GmbH	Germany
Sunrise Senior Living Germany GmbH	Germany
Sunrise Senior Living Insurance, Inc.	Vermont
Sunrise Senior Living International, LP	Jersey
Sunrise Senior Living Investments, Inc.	Virginia
Sunrise Senior Living Jersey LTD	Jersey
Sunrise Senior Living Limited	United Kingdom
Sunrise Senior Living Management, Inc.	Virginia
Sunrise Senior Living Services, Inc.	Delaware
Sunrise Senior Living Ventures, Inc.	Delaware
Sunrise Shaker Heights Assisted Living, L.L.C.	Ohio
Sunrise Shorewood WI Senior Living, LLC	Delaware
Sunrise St. Johns Assisted Living, L.L.C.	Louisiana
Sunrise Stratford GP, LLC	Delaware
Sunrise Stratford, LP	Delaware
Sunrise Torrance Senior Living, LLC	Delaware
Sunrise Webster House GP, LLC	Delaware
Sunrise Webster House, LP	Delaware
Sunrise West Assisted Living Limited Partnership	California
Sunrise West Orange NJ Senior Living, LLC	Delaware
Sunrise Willow Lake Assisted Living, L.L.C.	Indiana
SZR Beaconsfield, Inc.	New Brunswick, Canada
SZR Blainville, Inc	New Brunswick, Canada
SZR Dollard Des Ormeaux, Inc.	New Brunswick, Canada
SZR Rowland Inc.	British Columbia, Canada
TH 1330, L.L.C.	Washington, D.C.
The Good Samaritan Fund, Inc.	Virginia
Wilmington Assisted Living, L.L.C.	Delaware

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